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Exhibit 10-N

                              SECOND AMENDMENT OF
                              TRUSERV CORPORATION
                     SAVINGS AND COMPENSATION DEFERRAL PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         WHEREAS, TruServ Corporation (the "Company") has established and maintains the TruServ Corporation Savings and Compensation Deferral Plan (the "Plan"); and

         WHEREAS, the Company has previously submitted the Plan to the Internal Revenue Service in connection with a request for a favorable determination letter evidencing the Plan's compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act of 1996, the Tax Relief Act of 1997 and the Community Renewal Tax Relief Act of 2000; and

         WHEREAS, the Internal Revenue Service has requested that additional amendments be made to the Plan before it will issue a favorable determination letter for the Plan;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 10.01 of the Plan and pursuant to resolutions adopted by the Board of Directors of the Company, the Plan be and is hereby amended in the following particulars:

         1. By substituting the phrase "Section 132(f)(4)" for the phrase "Section 132(f)" where it appears in the first sentence of Section 1.17.

         2. By substituting for the last sentence of Section 1.17 of the Plan the following:

         "Compensation of any Employee will not be taken into account to the extent that it exceeds the Annual Dollar Limit as adjusted in accordance with Section 401(a)(17)(B) of the Code as described in
         Section 1.08, provided that such

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         Annual Dollar Limit shall not be applied in determining Highly
         Compensated Employees under Section 1.27."

         3. By substituting for subsection (a) of Section 3.06 of the Plan the following:

                  "(a)(1)      The Committee will calculate the dollar
                  amount of excess contributions for each affected Highly Compensated Employee in a manner described in Section 401(k)(8)(B) of the Code and Treasury Regulation Section 1.401(k)-1(f)(2). To do so, the Committee will reduce the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent necessary to
                  (i) enable the Plan to satisfy the limitations of this Section 3.06, or (ii) cause such Highly Compensated Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process will be repeated until the Plan would satisfy the limitations of this Section 3.06. However, rather than distributing this amount to each affected Highly Compensated Employee in the order of these employees' Actual Deferral Ratios, these amounts will be aggregated and distributed pursuant to subsection (a)(3) below. For purposes of this subsection (a) of Section 3.06, `Actual Deferral Ratio' means the ratio of: (i) the Income Deferral Contributions made to the Plan on behalf of a Highly Compensated Employee during the Plan Year, to (ii) the Compensation of such Highly Compensated Employee for the Plan Year.

                           (2) The Committee will determine the total of the dollar amounts calculated in under subsection (a)(1) above.

                           (3) The Income Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Income Deferral Contributions will be reduced by the amount required to cause that Highly Compensated Employee's Income Deferral Contribution to equal the dollar amount of the Income Deferral Contribution of the Highly Compensated Employee with the next highest dollar amount of Income Deferral Contribution. This amount will then be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions, the lesser reduction amount will be distributed.

                           (4) If the total amount distributed is less than the total excess contributions, the process described in subsection (a)(3) is repeated."

         4. By substituting for subsection (a) of Section 3.07 of the Plan the following:

                  "(a)(1)      The Committee will calculate the dollar amount of
                  excess aggregate contributions for each affected Highly Compensated Employee in a manner described in Section 401(m)(6) of the Code and Treasury Regulation

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         Section 1.401(m)-1(e)(2). To do so, the Committee will reduce the
         Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent necessary to (i) enable the Plan to satisfy the limitations of this Section 3.07, or (ii) cause such Highly Compensated Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. This process will be repeated until the Plan does not exceed the limitations of this Section
         3.07. However, rather than distributing this amount to each affected Highly Compensated Employee in the order of these employees' Actual Contribution Ratios, these amounts will be aggregated and distributed pursuant to subsection (a)(3) below. For purposes of this subsection
         (a) of Section 3.07, `Actual Contribution Ratio' means the ratio of:
         (i) the Matching Contributions (and any Income Deferral Contributions taken into account in computing Actual Contribution Percentages) made to the Plan on behalf of a Highly Compensated Employee during the Plan Year, to (ii) the Compensation of such Highly Compensated Employee for the Plan Year.

                           (2) The Committee will determine the total of the dollar amounts calculated under subsection (a)(1) above.

                           (3) The Matching Contribution of the Highly Compensated Employee with the highest dollar amount of Matching Contributions (and any Income Deferral Contributions taken into account in computing Actual Contribution Percentages) will be reduced by the amount required to cause that Highly Compensated Employee's Matching Contributions (and any Income Deferral Contributions taken into account in computing Actual Contribution Percentages) to equal the dollar amount of the Matching Contributions (and any Income Deferral Contributions taken into account in computing Actual Contribution Percentages) of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions (and any Income Deferral Contributions taken into account in computing Actual Contribution Percentages). This amount will then be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess aggregate contributions, the lesser reduction amount will be distributed.

                           (4) If the total amount distributed is less than the total excess aggregate contributions, the process described in subsection (a)(3) is repeated."

         5. By substituting for subsection (b) of Section 3.07 of the Plan the following:

                  "(b)     With respect to Matching Contributions (together with
         Earnings) to be distributed under subsection (a) above, vested Matching Contributions, together with applicable Earnings, shall be paid to the Participant and Matching

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         Contributions which are forfeitable under the Plan, together with applicable Earnings, shall be forfeited and applied to reduce future Company contributions."

         6.       By substituting for the last sentence of subsection (c) of
Section 3.10 of the Plan the following:

         "Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Sections 125, 132(f)(4), 402(g)(3) or 457 of the Code."

         7.       By substituting for the first sentence of subsection (a) of
Section 3.12 of the Plan the following:

         "Effective as of December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

         8. By substituting for subsection (e)(iii) of Section 6.04 of the Plan the following:

                  "(iii)   Notwithstanding the foregoing provisions of this
         Article, if a Participant dies before his Accounts have been distributed, the value of his Account shall be distributed as follows:

                           (A) if the Participant is unmarried on his date of death, it shall be paid in a lump sum to his Beneficiary as soon as practicable; or

                           (B) if such Participant is married at the time of his death, and his Account is only distributable in a lump sum under Section 6.04(a), then the Participant's surviving spouse shall be entitled to 100% of such Participant's accounts. Notwithstanding the foregoing, a Participant may waive the death benefit otherwise payable to the surviving spouse under this subsection in favor of a different Beneficiary. Such waiver must specify such other Beneficiary and include the written acknowledgement and irrevocable consent of the Participant's spouse and be witnessed by a Plan representative or notary public. The consent of the spouse is not necessary if it is established to the satisfaction of the Plan representative that such consent may not be

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                                    obtained because there is no spouse, the
                                    spouse cannot be located, or such other
                                    circumstances as the Secretary of the
                                    Treasury may prescribe by regulations; or

                           (C) if the Participant is married on his date of death, and his Account may be distributed in the form of a life annuity under Sections 6.04(b), (c), (d) or (e), it shall be used to purchase a fixed annuity for the life of his spouse which is not less than the actuarial equivalent of 50% of the nonforfeitable Account balance of the Participant as of the date of the Participant's death, unless the spouse elects, in accordance with such procedures as the Committee shall prescribe, to receive a lump sum payment in lieu thereof. Annuity payments may be directed by the spouse within a reasonable time following the Participant's death."

         9. By substituting for subsection (a) of Section 6.07 of the Plan the following:

                  "(a)     "Eligible rollover distribution' means any
         distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code."

         10. By adding the new subsection (j) to Section 7.05 to the Plan as a part thereof:

                  "(j)     If the Participant uses his Account as security for a
         loan made by the Plan and the Participant is married and his Account is subject to Section 417 of the Code, the Participant's spouse must consent to the Participant's use of his Account as security for a loan. The spouse's consent must be in writing in a form and in a manner determined by the Committee. The spousal consent must be obtained during the 90-day period prior to the date on which the loan is to be secured. Spousal consent is required even if the Account is not the primary security for the loan.

         Notwithstanding the foregoing paragraph, spousal consent is not required when the Plan is not subject to the survivor annuity rules, there is no spouse, if the spouse can not be located, if the Participant is legally separated from his spouse, if

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         the accrued benefit subject to the security does not exceed $5,000, or in other situations specifically excluded by law."

         11. By substituting the word "Compensation" for the word "compensation" everywhere such term appears in subsection (a) of Section 12.02 of the Plan as a part thereof.

         Particular 7 shall be effective as of December 12, 1994; particulars 3, 4 and 5 shall be effective as of January 1, 1997; particulars 1, 2, 6, 8, 10 and 11 shall be effective as of January 1, 1998; and particular 9 shall be effective as of January 1, 2000.

         IN WITNESS WHEREOF, TruServ Corporation has caused this amendment to be executed on its behalf by its duly authorized officer, this 19th day of December, 2003.

                                   TruServ Corporation

                                   By: /s/ Amy W. Mysel
                                       ----------------
                                   Its: SVP of Human Resources and Communication
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